FORM 8-A/A
                       SECURITIES AND EXCHANGE COMMOSSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              MEDIX RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                 Colorado                            84-1123311
        (State of incorporation or                (I.R.S. Employer
              organization)                       Identification No.)

                       7100 E. Belleview Avenue, Suite 301
                            Englewood, Colorado 80111
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on
          to be so registered:                which each class is to be
                                                      registered:

     Common Stock $.001 Par Value              American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [x]


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                              MEDIX RESOURCES, INC.

                                    FORM 8-A/A

Item 1.  Description of Registrant's Securities to be Registered.

Reference is made to the description of the terms of the Common Stock prepared in compliance with Item 202 of Regulation S-B, set forth beneath the caption "Description of the Company's Securities" in the prospectus filed by Medix Resources, Inc. (fka International Nursing Services, Inc.) (the "Company") with the Securities and Exchange Commission (the "Commission") as part of the Company's Registration Statement of Form SB-2 (Reg. No. 33-81582-D), as amended (the "1933 Act Registration Statement").

Item 2.  Exhibits

Pursuant to Item 1 of the "Instructions As To Exhibits" accompanying Form 8-A, Exhibits 1 and 2 shall be filed as exhibits to this Form 8-A filed with the Commission.

Exhibit Number            Description

1.                   Specimen of certificate for the Common Stock is attached.

2. Copies of all constituent instruments defining the rights of the holders of the Common Stock are incorporated herein by reference to the Form 10-KSB of the Company for the fiscal year 1999, filed with the Commission on March 30, 2000.



                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    MEDIX RESOURCES, INC.

Date:  April 6, 2000                      By:  /s/ David Kinsella
                                               ------------------
                                            David Kinsella, Secretary